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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


To the Board of Directors of
Computer Motion, Inc.:


As independent public accountants, we hereby consent to the incorporation of our report dated February 2, 1999 included in the Company's 1998 Annual Report to Shareholders incorporated by reference in this Form 10-K into the Company's previously filed Form S-8 Registration Statement No. 333-35939. It should be noted that we have not audited any financial statements of the Company subsequent to December 31, 1998 or performed any audit procedures subsequent to the date of our report.



/s/ Arthur Andersen, LLP


Woodland Hills, California
March 26, 1999